Exhibit 99.1

BIOLASE REPORTS PRELIMINARY THIRD QUARTER RESULTS

Biolase Management Will Host a Conference Call Today at 11:30 am EST

SAN CLEMENTE, Calif., October 7 — BIOLASE Technology, Inc. (NASDAQ: BLTI - News), a medical technology company that develops, manufactures and markets lasers and related products focused on improving dental procedures, today announced preliminary results for the third quarter ended September 30, 2004. Total revenue for the third quarter is anticipated to be between $11.5 and $12.1 million and a net loss is expected.

This compares with GAAP revenue of $13.4 million and non-GAAP revenue of $10.7 million for the third quarter of 2003. The non-GAAP revenue of $10.7 million excludes $2.7 million of revenue that was deferred to the third quarter of 2003 as a result of the restatement of revenues. The non-GAAP revenue numbers presented are not in accordance with generally accepted accounting principles but are presented to provide a clearer understanding of the impact on the Company’s results of changes in revenue recognition. You should not consider this information in isolation or as a substitute for analyzing our results under GAAP.

“We are disappointed in the level of sales for the quarter,” said Jeffrey W. Jones, CEO and President. “Our initial analysis indicates that sales were adversely impacted by two factors. The first factor was rumors concerning the introduction of the new advanced Waterlase MD. We believe some potential buyers withheld their decision to purchase the Waterlase in anticipation of the Company’s new product launch at the American Dental Association (ADA) Annual Meeting in Orlando, FL. The second factor was the series of devastating hurricanes that struck the Gulf region resulting in the cancellation of the New Orleans Dental Conference 2004 as well as other scheduled sales activities. Historically, these events have been important vehicles for securing sales in the third quarter,” continued Jones.

“Our strategy is to introduce new products to speed market adoption of our Waterlase technology with innovative applications for our customers. The recent launch of the advanced Waterlase MD was the most important product introduction undertaken by the Company in its history. Unfortunately, however, it is often a risk for a business that derives 80% of its revenue from one product to find itself in this position following a product line extension,” Jones concluded.

“Due to the Florida hurricane season, we noted a major decline in attendance at the ADA meeting where we launched our new Waterlase MD system,” said Jones. “Industry sources have indicated that the attendance was dramatically down from last year. Although we are confident in our business model; as a cautionary measure, we are revising our revenue guidance.”

At this time, management expects revenue for the fourth quarter of 2004 to be in the range of $17 million to $20 million as compared to previously reported revenue guidance of $23 million to $25 million for the quarter. Due to the disappointing ADA attendance and product transition challenges as well as a possible lull in demand for capital equipment, management has taken a cautionary step to reduce guidance for the upcoming quarter.

The third quarter outlook announced today is preliminary and subject to change as a result of final review by management and closing adjustments for the quarter. BIOLASE expects to report final third quarter results on October 27, 2004.

Preliminary Third Quarter Results Conference Call

BIOLASE management will host a conference call on Thursday, October 7 at 11:30am EDT to discuss its financial results for the recent quarter and to answer questions.

To listen to the conference call live via the Internet, visit BIOLASE’s web site at www.biolase.com. Please go to the web site 15 minutes prior to its start to register, download and install the necessary audio software. A replay will be available on BIOLASE’s web site.

To listen to the conference call live via telephone, please dial (800) 299-7098 from the U.S. or, for international callers, please dial (617) 801-9715, approximately 10 minutes before the start time. Enter pass code number 32371080. A telephone replay will be available for two days by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering pass code number 27524803.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This Preliminary Third Quarter 2004 Results press release may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements concerning future operating results and expenses, anticipated insurance coverage, the future of our industry, product and service development, business strategy, the possibility of future acquisitions, and continued acceptance and growth of our products. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements.

In particular, the Company’s statements regarding utility and market acceptance of Waterlase MD, anticipated expenses, potential future results and trends in the marketplace are examples of such forward-looking statements and are based on current expectations and assumptions, estimates and projections about our company and our industry, management’s beliefs and certain assumptions made by us that are subject to risks and uncertainties. The Company’s actual results could differ materially from those anticipated in or implied by the forward looking statements based on a variety of factors, including, among others: market acceptance of new products, continued acceptance of existing products, the timing of projects due to the variability in size, scope and duration of projects, clinical study results which lead to reductions or cancellations of projects, obtaining regulatory approvals for new products and maintaining existing regulatory approvals, regulatory delays, the availability of competitive products, risks associated with competition and competitive pricing pressures, the risk that insurance coverage will be limited or unavailable, the risk that compliance costs or litigation costs will exceed expectations, and the impact of economic conditions generally, any of which may cause revenues and income to fall short of anticipated levels, and other factors, including estimates made by management with respect to the Company’s critical accounting policies, adverse results in litigation, general economic conditions and regulatory developments not within the Company’s control and other risks detailed from time to time in the reports filed by the Company with the

Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward- looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances including any change in the Company’s beliefs or expectations. The Company further disclaims any obligation or intent to provide guidance or estimates of expenses for any future period.

For further information, please contact: Jeffrey W. Jones, President & CEO, jjones@biolase.com; Robert Grant, COO, rgrant@biolase.com; Scott Jorgensen, Director of Finance & Investor Relations, sjorgensen@biolase.com, of BIOLASE Technology, Inc., +1-949-361-1200; David Allred, Richter7 Public Relations, dallred@richter7.com, +1-801-521-2903.